As filed with the Securities and Exchange Commission on October 24, 2013

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alcobra Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	2834	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Dr. Yaron Daniely
Alcobra Ltd.
Amot Investment Building
2 Weizman St. 9th Floor
Tel-Aviv, Israel 6423902
Tel: +972.72.220.4661
(Address, including zip code, and telephone
 number, including area code, of registrant’s
principal executive offices)	Zysman, Aharoni, Gayer &
Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
Tel: 212.660.3000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Edwin L. Miller Jr. Oded Har-Even Shy S. Baranov ZAG/S&W LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Eran Ben-Dor Zysman, Aharoni, Gayer & Co. 41-45 Rothschild Blvd. Beit Zion Tel-Aviv, Israel 65784 Tel: +972.3.795.5555	Henry I. Rothman Joseph Walsh Troutman Sanders LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 Tel: 212.704.6000	Barry Levenfeld Eric Spindel Yigal Arnon & Co. 1 Azrieli Center Tel-Aviv, Israel Tel: +972.3.608.7868

Approximate date of commencement of proposed sale to the public: As soon as practicable

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-191714

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary shares, par value NIS 0.01 per share	209,091	$16.5	$3,450,000	$444.36

(1)	Includes 27,273 Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3)	The registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (i) the registrant has instructed its bank to pay the Commission the filing fee of $444.36 for the additional securities being registered under this registration statement as soon as practicable but no later than the close of business on October 24, 2013; (ii) the registrant will not revoke such instructions; (iii) the registrant has sufficient funds in the relevant account to cover the amount of the filing fee; and (iv) the registrant undertakes to confirm receipt of such instructions by the bank on October 25, 2013.

EXPLANATORY NOTE

This Registration Statement on Form F-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Alcobra, Ltd. (the “Company”) hereby incorporates by reference into this Registration Statement on Form F-1 the Registration Statement on Form F-1 (File No. 333-191714), as amended, in its entirety, registering up to $34,500,000 worth of shares for sale by it and declared effective on October 24, 2013 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference in such Registration Statement and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All the exhibits filed with or incorporated by reference in Registration Statement No. 333-191714 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

Exhibit No.	Description of Exhibit

5.1	Opinion of Zysman, Aharoni, Gayer & Co., Israeli counsel to the Company, as to the validity of the ordinary shares being offered (including consent).

23.1	Consent of Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global).

23.2	Consent of Zysman, Aharoni, Gayer, & Co. (included in Exhibit 5.1).

24.1*	Power of Attorney.

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* Previously filed as part of the Registrant’s Registration Statement on Form F-1 (File No. 333-191714) filed with the Commission on October 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on October 24, 2013.

ALCOBRA LTD.

By: /s/ Dr. Yaron Daniely
Yaron Daniely
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Yaron Daniely	Chief Executive Officer and President	October 24, 2013
Dr. Yaron Daniely	(Principal Executive Officer) and Director

/s/ Udi Gilboa*	Chief Financial Officer (Principal Financial	October 24, 2013
Udi Gilboa	and Accounting Officer) and Director

/s/ Dr. Aharon Schwartz*	Director, Chairman of the Board of Directors	October 24, 2013
Dr. Aharon Schwartz

/s/ Dr. Dalia Megiddo*	Director	October 24, 2013
Dalia Megiddo
/s/ Howard B. Rosen*	Director	October 24, 2013
Howard B. Rosen
/s/ Daniel E. Geffken*	Director	October 24, 2013
Daniel E. Geffken*
/s/ Ori Mor *	Director	October 24, 2013
Ori Mor
/s/ Dr. Hadas Gelander*	Director	October 24, 2013
Dr. Hadas Gelander

* By:	/s/ Dr. Yaron Daniely

Dr. Yaron Daniely, Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Zysman, Aharoni, Gayer & Sullivan & Worcester LLP, the duly authorized representative in the United States of Alcobra Ltd., has signed this registration statement on October 24, 2013.

ZYSMAN, AHARONI, GAYER AND
SULLIVAN & WORCESTER LLP

By:	/s/ Edwin L. Miller Jr.